UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
IP STRATEGY HOLDINGS, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________________________________________
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9668 Bujacich Road, Gig Harbor, Washington 98332
Notice of Special Meeting of Stockholders
Dear IP Strategy Holdings, Inc. Stockholder:
You are cordially invited to attend a special meeting of the stockholders (the “Special Meeting”) of IP Strategy Holdings, Inc. (the “Company,” “we,” “us,” or “our”) to be held by live webcast on Friday, April 10, 2026, at 10:00 a.m. Pacific Time for the following purposes, as more fully described in the accompanying proxy statement for the Special Meeting (the “Proxy Statement”):
1.To approve an amendment to our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to effect a reverse stock split of our common stock, par value $0.0001 per share (our “common stock”), at a reverse stock split ratio ranging from 1:3 to 1:20, without reducing the authorized number of shares of our common stock, and to authorize our board of directors (the “Board”) to determine, at its discretion, the timing of the amendment and the specific ratio of the reverse stock split within such range and to file a first amendment to our Certificate of Incorporation to effect such reverse stock split at any time on or before June 30, 2026, all without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and
2.To approve a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are an insufficient number of votes at the time of such adjournment to approve the other proposal to be voted on at the Special Meeting (the “Adjournment Proposal”).
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING.
The affirmative vote of a majority of the votes cast by stockholders present, either virtually or by proxy, at the Special Meeting is required to approve the Reverse Stock Split Proposal and the Adjournment Proposal.
Our Special Meeting will be held in a virtual format only, and stockholders can participate from any location with internet connectivity. We believe this enhances accessibility and reduces our carbon footprint. Stockholders may view a live webcast of the Special Meeting and submit questions digitally prior to and during the meeting at www.virtualshareholdermeeting.com/IPSTSM2026. Please refer to "What do I need to do to attend the Special Meeting online" located in the Procedural Matters section of the Proxy Statement for more details.
Stockholders may vote by: (i) voting over the internet by following the procedures summarized below; (ii) calling 1-800-690-6903 and following the procedures summarized below; or (iii) signing your proxy card and mailing it in the enclosed envelope. Stockholders may also vote online during the virtual meeting at www.virtualshareholdermeeting.com/IPSTSM2026. Even if you have given your proxy, you may still vote if you attend the Special Meeting online. For the convenience of stockholders, we have made it easy for you to vote via a secure internet link, as further described below.

Only stockholders of record at the close of business on March 19, 2026 will be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. The list of stockholders entitled to vote at the Special Meeting will be available for inspection at our principal executive offices, beginning ten days prior to the date of the Special Meeting and continuing through the Special Meeting, and any adjournments thereof. The list will also be available for inspection at the Special Meeting.

Please do not return the enclosed paper ballot if you are voting over the internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE

www.proxyvote.com	(800) 690-6903 via touch-tone
24 hours a day/7 days a week	phone toll-free
24 hours a day/7 days a week

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 9, 2026. Have your proxy card in hand when you call, and then follow the instructions.
You may also vote online during the meeting at www.virtualshareholdermeeting.com/IPSTSM2026.
Please review the Proxy Statement accompanying this notice for more complete information regarding the matters to be considered at the Special Meeting. Please read the accompanying Proxy Statement and its appendices carefully and in their entirety.
By Order of the Board of Directors,
Jennifer D.H. Stiefel
President and Secretary
Gig Harbor, Washington
March 20, 2026

IP STRATEGY HOLDINGS, INC.
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
Procedural Matters
This proxy statement (this “Proxy Statement”) and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (our “Board”) for use at the special meeting of stockholders (the “Special Meeting”) of IP Strategy Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), and any postponements, adjournments or continuations thereof. The Special Meeting will be held virtually on Friday, April 10, 2026 at 10:00 a.m. Pacific Time via live audio webcast. This Proxy Statement and the accompanying proxy card are first being mailed on or about March 20, 2026 to all stockholders of record entitled to vote at the Special Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
What is included in these materials?
These materials include:
•Our Notice of Special Meeting of Stockholders and our Proxy Statement, which summarize the information regarding the matters to be voted on at the Special Meeting; and
•A proxy card.
What is the purpose of the Special Meeting?
There is one known matter that will come before the stockholders at the Special Meeting:
•The approval of an amendment to our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to effect a reverse stock split of our common stock, par value $0.0001 per share (our “common stock”), at a reverse stock split ratio ranging from 1:3 to 1:20, without reducing the authorized number of shares of our common stock, and to authorize the Board to determine, at its discretion, the timing of the amendment and the specific ratio of the reverse stock split within such range, and to file a first amendment to our Certificate of Incorporation to effect such reverse stock split at any time on or before June 30, 2026, all without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and
•The approval of a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are an insufficient number of votes at the time of such adjournment to approve the other proposal to be voted on at the Special Meeting (the "Adjournment Proposal").

IP Strategy Holdings, Inc.	1	Special Meeting Proxy Statement

Procedural Matters
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:

Proposals		Board Recommendation	Page Reference
1	REVERSE STOCK SPLIT PROPOSAL	FOR	8
2	ADJOURNMENT PROPOSAL	FOR	17
What vote is required to approve each proposal at the Special Meeting?
The affirmative vote of a majority of the votes cast by stockholders present, either virtually or by proxy, at the Special Meeting is required to approve the Reverse Stock Split Proposal and the Adjournment Proposal.
What if another matter is properly brought before the Special Meeting?
Our Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Who is entitled to vote at the Special Meeting?
If you owned shares of our common stock at the close of business on March 19, 2026, the record date for the Special Meeting (the "Record Date"), you are entitled to vote those shares. On the Record Date, there were 10,283,427 shares of our common stock outstanding, which was our only class of capital stock having general voting rights.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
•Stockholder of Record. If you have shares registered directly in your name with our stock transfer agent, Equiniti Trust Company, LLC ("Equiniti" or "EQ"), then you are considered the stockholder of record with respect to those shares and we sent the proxy materials directly to you.
•Beneficial Owner of Shares Held in Street Name. If you have shares held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by that organization. The organization holding the shares in your account is considered the stockholder of record with respect to those shares for the purpose of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares it holds in your account.

Special Meeting Proxy Statement	2	IP Strategy Holdings, Inc.

Procedural Matters
How can I vote my shares?
If you are a stockholder of record, you may vote:
•Via the Internet. You may vote by proxy via the internet by following the instructions found on the proxy card 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Thursday, April 9, 2026.
•By Phone. You may vote by proxy by using any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Thursday, April 9, 2026. Have your proxy card in hand when you call, and then follow the instructions.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•Via the Internet During the Special Meeting. Instructions on how to attend and vote at the Special Meeting are described at www.virtualshareholdermeeting.com/IPSTSM2026.
If you received more than one set of proxy materials or proxy card, then you hold shares of our common stock in more than one account. You should vote via the internet, by phone, by mail or via the internet during the Special Meeting for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
At the Special Meeting, the persons named in the proxy card or, if applicable, their substitutes, will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:
•FOR the approval of the Reverse Stock Split Proposal; and
•FOR the approval of the Adjournment Proposal.
Can I change my vote or revoke my proxy?
Yes. If you change your mind after you have voted by internet or you sent in your proxy card and wish to re-vote, you may do so by following one of these procedures:
•Vote again via the internet;
•Send in another signed proxy card with a later date;
•Send a letter revoking your vote or proxy to our Corporate Secretary at our offices in Gig Harbor, Washington; or
•Attend the Special Meeting and vote online.
We will tabulate the latest valid vote or instruction that we receive from you.
Why isn’t the Special Meeting being held in-person?
In order to provide expanded access to our stockholders, our Board has determined to hold a live audio webcast in lieu of an in-person meeting. The virtual-only approach lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Special Meeting to ensure that our stockholders of record who attend the Special Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/IPSTSM2026.

IP Strategy Holdings, Inc.	3	Special Meeting Proxy Statement

Procedural Matters
What do I need to do to attend the Special Meeting online?
We will be hosting the Special Meeting via live audio webcast only. If you are a stockholder as of the Record Date and wish to virtually attend the Special Meeting, you will need the 16-digit control number, which is located on your proxy card (if you receive a printed copy of the proxy materials). Instructions on how to participate in the Special Meeting are also posted online at www.virtualshareholdermeeting.com/IPSTSM2026. The webcast will start at 10:00 a.m. Pacific Time on Friday, April 10, 2026. Stockholders may vote and ask questions while attending the Special Meeting online.
Use of cameras and recording devices are prohibited while virtually attending the live audio webcast.
How can I get help if I have trouble checking in or listening to the Special Meeting online?
If you encounter any difficulties accessing the Special Meeting during the check-in or the Special Meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
What constitutes a quorum at the Special Meeting?
A quorum is the minimum number of shares required under our second amended and restated bylaws (our “Bylaws”) and Delaware law to be present or represented by proxy at the Special Meeting to properly hold a meeting of stockholders and conduct business. The presence, in person or by proxy, of one-third (1/3) of the voting power of our common stock issued, outstanding, and entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. There were 10,283,427 shares of our common stock outstanding and entitled to vote on the Record Date. Therefore, a quorum will be present if 3,427,809 shares of our common stock are present in person or represented by executed proxies timely received by us at the Special Meeting.
Abstentions and broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum for the Special Meeting. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote over the internet or at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
What if a quorum is not present at the Special Meeting?
If a quorum is not present or represented at the Special Meeting, then under our Bylaws either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in our Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that could have been transacted at the meeting as originally noticed.
Therefore, if the shares present in person or represented by proxy at the Special Meeting are not sufficient to constitute a quorum, the stockholders by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxyholders) may, without further notice to any stockholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient

Special Meeting Proxy Statement	4	IP Strategy Holdings, Inc.

Procedural Matters
to constitute a quorum. If a quorum is not present at the Special Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.
What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules.
Both Proposals 1 and 2 (the Reverse Stock Split Proposal and the Adjournment Proposal) are considered “routine” under New York Stock Exchange rules and thus, if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on such proposals.
What is the impact of abstentions and broker non-votes?
If you submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the proposals to be presented at the Special Meeting, your shares will be voted as recommended by our Board of Directors on those proposals if using the form of proxy included with the proxy materials and as the proxyholders may determine with respect to any other matter properly presented for a vote at the Special Meeting. Abstentions will not be considered as votes cast. Accordingly, abstentions will have no impact upon the Reverse Stock Split Proposal or the Adjournment Proposal. Broker non-votes will have no effect on any proposals as they are not considered votes cast or entitled to vote under Delaware law.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of soliciting these proxies. In addition to soliciting proxies by distributing these proxy materials, our officers and employees may also solicit proxies by telephone, by fax, by mail, via the internet or other electronic means of communication, or in person. No additional compensation will be paid to officers or employees for their assistance in soliciting proxies. We will reimburse brokers, banks, and other similar organizations for the expenses they incur in forwarding the proxy materials to you.
Where can I find the voting results of the Special Meeting?
The voting results will be announced at the Special Meeting. We will also report the voting results in a Current Report on Form 8-K filed with the SEC within four business days after the end of the Special Meeting.

IP Strategy Holdings, Inc.	5	Special Meeting Proxy Statement

Ownership of Common Stock
Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 19, 2026, by:
•each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all directors and executive officers as a group.
The amounts and percentages of common stock beneficially owned are reported based on regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 19, 2026. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. We are not aware of any of our stockholders that, as of March 19, 2026, beneficially owned more than 5% of our common stock.
In the table below, the percentage of beneficial ownership of our common stock is based upon 10,283,427 shares of common stock outstanding as of March 19, 2026. Unless otherwise noted below, the address of the persons listed on the table is c/o IP Strategy Holdings, Inc., 9668 Bujacich Road, Gig Harbor, Washington 98332.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (%)(1)
Named Executive Officers and Directors
Justin B. Stiefel	222,666	(2)	2.17%
Jennifer D.H. Stiefel	22,253	(3)	*
Michael Carrosino	36,942		*
Beth A. Marker	6,621		*
Danielle B. Perkins	6,773		*
Troy Alstead	5,753	(4)	*
Christopher H. (Toby) Smith	5,225		*
Matthew J. Swann	5,980	(5)	*
Eric S. Trevan, Ph.D.	5,369		*
Andrew M. Varga	22,725	(6)	*
Jeffrey P. Wensel, M.D., Ph.D.	7,571		*
Executive Officers and Directors as a Group (11 persons)	347,878		3.38%
* less than 1%.

Special Meeting Proxy Statement	6	IP Strategy Holdings, Inc.

Ownership of Common Stock
(1) The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator all shares of our common stock underlying options and other derivative securities owned by that person that are exercisable or will come into existence within 60 days of March 19, 2026. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.
(2) Represents 57,100 shares of common stock, 165,480 shares of common stock held by Constantine IHSV, LLC, of which Mr. Stiefel is the sole member and therefore may be deemed to beneficially own such shares, and 86 shares of common stock held in Mr. Stiefel’s IRA account. Mr. Stiefel disclaims beneficial ownership of the shares held by Ms. Stiefel.
(3) Represents 22,240 shares of common stock and 13 shares of common stock held in Ms. Stiefel’s IRA account. Ms. Stiefel disclaims beneficial ownership of the shares held by Mr. Stiefel.
(4) Represents 5,725 shares of common stock and 28 shares of common stock issuable upon the exercise of options that may be exercised within 60 days of March 19, 2026.
(5) Represents 5,952 shares of common stock and 28 shares of common stock issuable upon the exercise of options that may be exercised within 60 days of March 19, 2026.
(6) Represents 7,725 shares of common stock and 15,000 shares of common stock held in Mr. Varga’s IRA account.

IP Strategy Holdings, Inc.	7	Special Meeting Proxy Statement

PROPOSAL ONE - REVERSE STOCK SPLIT PROPOSAL
Approval of an Amendment to the Certificate of Incorporation to Effect a Reverse Stock Split
Our Board has adopted resolutions recommending that the stockholders approve an amendment to our Certificate of Incorporation, in substantially the form attached hereto as Appendix A (the “Reverse Stock Split Amendment”), to effect a reverse stock split of our common stock (the “Reverse Stock Split”) at a ratio ranging from 1:3 to 1:20, without reducing the authorized number of shares of our common stock, with the final decision as to whether to proceed with the Reverse Stock Split and the exact ratio of the Reverse Stock Split to be determined by our Board, in its sole discretion, following stockholder approval (if obtained), at any time prior to June 30, 2026. If our stockholders approve the Reverse Stock Split Proposal, and the Board decides to implement it, the Reverse Stock Split will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware (the “Effective Date”). The Reverse Stock Split will simultaneously impact all outstanding shares of our common stock. The Reverse Stock Split will affect all holders of our common stock uniformly, and common stockholder’s interest in our Company will be diluted as each such stockholder will hold the same percentage of the shares of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split Amendment will not reduce the number of authorized shares of common stock (which will remain at 985,000,000 shares) or preferred stock (which will remain at 10,000,000 shares) and will not change the par value of our common stock or our preferred stock (which in each case will remain at $0.0001 per share).
Purpose of the Reverse Stock Split
TO CONTINUE TO SATISFY NASDAQ LISTING STANDARDS.
The Board’s primary objective in asking for authority to effect the Reverse Stock Split is to increase the per-share trading price of our common stock. On March 20, 2026, we received a written notice (the "Notice") from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") notifying us that Nasdaq’s staff has determined to delist our common stock from The Nasdaq Capital Market. The Notice states that we are not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share, as the bid price of our common stock closed below $1.00 per share for 30 consecutive business days from February 5, 2026 through March 19, 2026. Although companies are typically provided a 180-calendar-day compliance period to regain compliance with the minimum bid price requirement, the Notice further states that, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), we are not eligible for any compliance period because we effected a reverse stock split within the prior one-year period, specifically a 1-for-20 reverse stock split on November 5, 2025. As a result, Nasdaq has determined that our common stock is subject to delisting. Unless we timely request a hearing to appeal the Nasdaq staff's determination by March 27, 2026, our common stock will be suspended from trading on The Nasdaq Capital Market at the opening of business on March 31, 2026, and Nasdaq will file a Form 25 with the Securities and Exchange Commission to effect the delisting and deregistration of our common stock under Section 12(b) of the Securities Exchange Act of 1934.
We intend to file a request for a hearing before the Nasdaq Hearings Panel to appeal the Nasdaq staff's determination. A timely hearing request will stay the suspension of our common stock and the filing of the Form 25 pending the outcome of the hearing. Assuming we receive stockholder approval of the Reverse Stock Split at the Special Meeting,

Special Meeting Proxy Statement	8	IP Strategy Holdings, Inc.

Proposal One
our Board also intends to effect the Reverse Stock Split prior to the Nasdaq hearing date at a ratio sufficient to increase the bid price per share of our common stock above $1.00 per share. While the closing bid price of our common stock would have to exceed $1.00 per share for 20 consecutive trading days for us to regain compliance with Nasdaq Listing Rule 5550(a)(2), there can be no assurance, and it is unlikely, that there will be sufficient time between the date we effect the Reverse Stock Split and the date of the Nasdaq hearing for our common stock to do so. In such event, we would have to request at the appeal hearing that we be granted a grace period to allow such 20-trading-day period to run. There can be no assurance that the Nasdaq Hearings Panel will grant us such a grace period or that the appeal will be successful.
The Board has considered the potential harm to our company and our stockholders should Nasdaq delist our common stock from the Nasdaq Capital Market. Delisting could adversely affect the liquidity of our common stock because alternatives, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc., are generally considered to be less liquid and less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, at any time that our common stock has a price per share less than $5.00, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers, and employees and in fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume, and price of our common stock causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition, and results of operations, including our ability to attract and retain qualified employees and to raise capital. The Board believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.
TO POTENTIALLY ATTRACT INVESTMENT CAPITAL.
With a high number of issued and outstanding shares of common stock, the price per share of our common stock may be too low for us to attract investment capital on reasonable terms for us. We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional investors, professional investors, and other members of the investing public.
TO POTENTIALLY IMPROVE THE MARKETABILITY AND LIQUIDITY OF OUR COMMON STOCK.
The Board believes that an increased stock price may also improve the marketability and liquidity of our common stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. We believe that the Reverse Stock Split may make our common stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of the holders of our common stock.

IP Strategy Holdings, Inc.	9	Special Meeting Proxy Statement

Proposal One
TO DECREASE THE RISK OF MARKET MANIPULATION OF OUR COMMON STOCK.
The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our common stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.
For the foregoing reasons, the Board believes that the Reverse Stock Split is in the best interests of our Company and our stockholders to maintain Nasdaq listing compliance, facilitate capital raising and enhance the marketability and liquidity of our common stock, among other reasons.
Criteria to be Used for Determining Whether to Implement the Reverse Stock Split
This proposal gives the Board discretion to select a Reverse Stock Split ratio from within a range between and including 1:3 to 1:20, any time prior to June 30, 2026, based on the Board’s then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, the Board may consider, among other factors:
•the historical trading price and trading volume of our common stock;
•the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market in the short-and long-term;
•the continued listing requirements for our common stock on Nasdaq;
•the expected stability of the per share price of our common stock following the Reverse Stock Split;
•the number of shares of common stock outstanding;
•which Reverse Stock Split ratio would result in the least administrative cost to us;
•our contractual requirements;
•advice from our financial advisors; and
•prevailing industry, market, and economic conditions.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
If completed, the Reverse Stock Split may not result in the intended benefits described above, the market price of our common stock may not increase (proportionately to the reduction in the number of shares of our common stock outstanding after the Reverse Stock Split or otherwise) following the Reverse Stock Split, and the market price of our common stock may decrease in the future. Although reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock, the effect of the Reverse Stock Split on our stock price cannot be predicted with any certainty. In addition, the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in our overall market capitalization. Further, even if we implement the Reverse Stock Split, our stock price may decline due to various factors, including our future performance, financial results, dilutive issuances of additional securities, market perception of our business, and general industry, market and economic conditions, among the other matters identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factor disclosures included in our prospectus dated December 23, 2025 that we filed with the SEC on December 23, 2025, and our other filings with the SEC. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of the Reverse Stock Split.

Special Meeting Proxy Statement	10	IP Strategy Holdings, Inc.

Proposal One
If we fail to satisfy Nasdaq's listing requirements and are subsequently unable to regain compliance in a timely manner, Nasdaq will suspend trading and delist our common stock from The Nasdaq Capital Market.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, the Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading which generally results in higher transaction costs. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.
Implementation of the Reverse Stock Split will not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.
Effects of a Reverse Stock Split
A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, a stockholder holding 100,000 shares of common stock before the Reverse Stock Split would instead hold 5,000 shares of common stock immediately after that Reverse Stock Split if the Board determined the ratio to be 1-for-20. Each stockholder’s proportionate ownership of outstanding shares of common stock would remain the same, except for immaterial adjustments that may result from the treatment of fractional shares as described herein.
All shares of common stock will remain validly issued, fully paid and non-assessable. Upon the effectiveness of the Reverse Stock Split: each 3 to 20 shares of common stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined, automatically and without any action on our part or any action of our stockholders, into one new share of common stock; no fractional shares of common stock will be issued; instead, stockholders who would otherwise receive a fractional share will receive cash in lieu of the fractional share (as detailed below); proportionate adjustments will be made to the number of shares issuable upon the exercise, settlement or vesting of all then-outstanding stock options, restricted stock units, performance-based restricted stock units, and warrants, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units, performance-based restricted stock units, and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and the number of shares of common stock then reserved for issuance under our equity compensation plans will be reduced proportionately.

IP Strategy Holdings, Inc.	11	Special Meeting Proxy Statement

Proposal One
The following table summarizes, for illustrative purposes only, the anticipated effects of the Reverse Stock Split on our shares available for issuance based on information as of March 19, 2026 (unless otherwise noted below) and without giving effect to the treatment of fractional shares. All share numbers are rounded to the nearest whole share.

	Pre-Reverse Split	1 for 3	1 for 10	1 for 20
Authorized Common Stock	985,000,000	985,000,000	985,000,000	985,000,000
Outstanding Common Stock	10,283,427	3,427,809	1,028,343	514,171
Common Stock Issuable Upon Exercise of Outstanding Options and Warrants and Vesting of RSUs	14,000,641	4,666,880	1,400,064	700,032
Common Stock Reserved for Issuance under Equity Plans	741,382	247,127	74,138	37,069
Authorized but Unissued and Unreserved Shares of Common Stock	959,974,550	976,658,183	982,497,455	983,748,728
The Reverse Stock Split would affect all stockholders uniformly. As of the Effective Date, each stockholder would own a reduced number of shares of common stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below). The Reverse Stock Split would not affect the registration of our common stock under Section 12(b) of the Exchange Act, and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act.
Our common stock would continue to be listed on the Nasdaq Capital Market under the symbol “IPST” (subject to compliance with continued listing requirements and the approval of our appeal by the Nasdaq Hearings Panel) but would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number after the Effective Date.
Cash Payment in Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, we will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of our common stock on Nasdaq on the trading day immediately prior to the Effective Date (as adjusted in good faith by us to account for the Reverse Stock Split ratio). After the Effective Date, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive such cash payment.
Additionally, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled or where the cash payment may be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the specified time period. Thereafter, stockholders otherwise entitled to receive such payments would need to seek them directly from the state to which they were paid.
As of the Record Date, there were approximately 2,278 common stockholders of record and beneficial owners. After the Effective Date, stockholders owning less than a whole share will no longer be stockholders. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Special Meeting Proxy Statement	12	IP Strategy Holdings, Inc.

Proposal One
PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT.
The effectiveness of the proposed Reverse Stock Split Amendment or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Board, at its sole option, prior to the one-year anniversary of the Special Meeting. The text of the proposed form of the Reverse Stock Split Amendment is attached hereto as Appendix A. If approved by stockholders and implemented by the Board, the Reverse Stock Split will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. We will publicly announce the Reverse Stock Split ratio chosen by the Board prior to the Effective Date.
EFFECT ON BENEFICIAL HOLDERS.
Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of common stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.
EFFECT ON REGISTERED “BOOK-ENTRY” HOLDERS.
Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they automatically will receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.
POTENTIAL ANTI-TAKEOVER EFFECTS
Even though a potential Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and our stockholders.
NO APPRAISAL RIGHTS.
Our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.
The following is a general summary of material U.S. federal income tax consequences of the Reverse Stock Split to stockholders. This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock

IP Strategy Holdings, Inc.	13	Special Meeting Proxy Statement

Proposal One
Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our common stock as a capital asset (generally, property held for investment).
This summary is for general information only and does not address all tax considerations that may be applicable to a stockholder’s particular circumstances or to stockholders that may be subject to special tax rules, such as, for example and without limitation, brokers and dealers in securities or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, non-resident alien individuals, tax-exempt entities, governmental organizations, foreign entities, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, insurance companies, persons holding shares of our common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account, persons who acquired their common stock in connection with employment or other performance of services, or partnerships or other flow-through entities for U.S. federal income tax purposes and partners, members or investors in such entities. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences (such as estate or gift tax consequences) other than U.S. federal income taxation. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.
For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (1) the administration of which is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such stockholder should consult his, her, or its own tax advisor.
THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (SUCH AS THE ESTATE OR GIFT TAX LAWS) OR

Special Meeting Proxy Statement	14	IP Strategy Holdings, Inc.

Proposal One
UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder generally will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the common stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its common stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s common stock received pursuant to the Reverse Stock Split will include the holding period of the common stock surrendered in the Reverse Stock Split in exchange therefor. Treasury regulations promulgated under the Code provide rules for allocating the tax basis and holding period of the shares of the common stock received pursuant to the Reverse Stock Split. U.S. holders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the common stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its common stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending upon a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding (at the current applicable rate of 24%), unless a U.S. holder provides, in a timely manner, to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that the U.S. holder furnishes the required information in a timely manner to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
ACCOUNTING CONSEQUENCES
The par value per share of our common stock will remain unchanged at $0.0001 per share following the Reverse Stock Split. As a result, as of the Effective Date, the stated capital on our balance sheets attributable to common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of common stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

IP Strategy Holdings, Inc.	15	Special Meeting Proxy Statement

Proposal One
Executive Officer and Director Interest
None of our directors and executive officers have any substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.
Vote Required and Board's Recommendation
Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting, provided a quorum is present. Only votes “FOR” and “AGAINST” the proposal will be considered in determining whether the proposal has received the requisite affirmative vote. For this purpose, abstentions will not be counted as votes cast and will therefore have no effect on the outcome of the vote. Under New York Stock Exchange rules, this is considered a routine matter, and brokers may exercise discretionary authority to vote on this proposal if no instructions are provided by the beneficial owner. Broker non-votes are not expected on this proposal, as brokers are permitted to vote uninstructed shares. To the extent there are any broker non-votes, such votes will not be counted as votes cast and will therefore have no effect on the outcome of the vote. You may vote "FOR," "AGAINST," or "ABSTAIN" on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL

Special Meeting Proxy Statement	16	IP Strategy Holdings, Inc.

PROPOSAL TWO - ADJOURNMENT PROPOSAL
Approval of the Adjournment of the Special Meeting, if Necessary or Advisable, to Solicit Additional Proxies
In this proposal, we are asking our stockholders to authorize us to adjourn the Special Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event there are not sufficient votes to approve Proposal One - the Reverse Stock Split Proposal, as described in this Proxy Statement at the Special Meeting. If our stockholders approve this proposal, we could adjourn the Special Meeting to solicit additional proxies and/or to seek to convince stockholders to change their votes in favor of such proposal. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the forgoing proposal, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.
If it is necessary or advisable to adjourn the Special Meeting, no notice of any adjournment of less than thirty (30) days is required to be given if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Executive Officer and Director Interest
None of our directors and executive officers have any substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their interests in the proposal as described above.
Vote Required and Board's Recommendation
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal, provided a quorum is present. Under New York Stock Exchange rules, this is considered a routine matter, and brokers may exercise discretionary authority to vote on this proposal if no instructions are provided by the beneficial owner. Broker non-votes are not expected on this proposal, as brokers are permitted to vote uninstructed shares. To the extent there are any broker non-votes, such votes will not be counted as votes cast and will therefore have no effect on the outcome of the vote. Abstentions will not be counted as votes cast and will therefore have no effect on the outcome of the vote. You may vote "FOR," "AGAINST," or "ABSTAIN" on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL

IP Strategy Holdings, Inc.	17	Special Meeting Proxy Statement

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker, notify our Corporate Secretary at (253) 509-0008 or send a written request to: Corporate Secretary at IP Strategy Holdings, Inc., 9668 Bujacich Road, Gig Harbor, WA 98332. Stockholders who currently receive multiple copies of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Where You Can Find Additional Information
We have filed reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.
You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Corporate Secretary at IP Strategy Holdings, Inc., 9668 Bujacich Road, Gig Harbor, Washington 98332. You may also access these filings at our website under the investor relations link at https://ir.ipstrategy.co/financial-information/sec-filings.
Other Business
While the Notice of Special Meeting of Stockholders provides for the transaction of all other business that may properly come before the Special Meeting, including any adjournments or postponements of the Special Meeting, the Board knows of no matters to be brought before the Special Meeting other than those referred to in this Proxy Statement. If, however, other matters are properly presented at the Special Meeting, the individuals appointed as proxies will vote your shares as they determine in their discretion to be advisable.

Special Meeting Proxy Statement	18	IP Strategy Holdings, Inc.

APPENDIX A
FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
IP STRATEGY HOLDINGS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

________, 2026

IP Strategy Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.    The Board of Directors of the Corporation has duly adopted resolutions setting forth a proposed amendment of the Third Amended and Restated Certificate of Incorporation of the Corporation declaring said amendment to be advisable and calling for the stockholders of the Corporation to consider such amendment at a special meeting of the stockholders of the Corporation. The amendment would delete Article IV of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, in its entirety and replace it with the following:

“A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is nine hundred ninety-five million (995,000,000). The total number of shares of Common Stock that the Corporation is authorized to issue is nine hundred eighty-five million (985,000,000), having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is ten million (10,000,000), having a par value of $0.0001 per share.

B. Reverse Stock Split. Without regard to any other provision of this Third Amended and Restated Certificate, as amended, effective at 12:01 a.m., Eastern Time, on [•] (the “Effective Time”), each [•] ([•]) share of issued and outstanding Common Stock of the Corporation immediately prior to the Effective Time shall be automatically reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive a cash payment equal to the product of the closing sales price of the Common Stock on the Nasdaq Capital Market on [•], which is on the trading date that is immediately prior to the Effective Time and the amount of the fractional share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

2.    Pursuant to a resolution of the Board of Directors, the special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by the DGCL were voted in favor of the amendment.

3. This foregoing amendment was duly and validly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Third Amended and Restated Certificate of Incorporation to be duly executed by an authorized officer this ____ day of _________, 2026.

IP STRATEGY HOLDINGS, INC.
By: ________________________________
Name: Justin Stiefel
Title: Chief Executive Officer

IP Strategy Holdings, Inc.	A-1	Special Meeting Proxy Statement

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/IPST2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88582-TBD

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**IP STRATEGY HOLDINGS, INC.**

| **The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement):** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1. Approval of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a reverse stock split ratio ranging from 1:3 to 1:20, without reducing the authorized number of shares of common stock, and to authorize the Board to determine, at its discretion, the timing of the amendment and the specific ratio of the reverse stock split. | ☐ | ☐ | ☐ |
| 2. Approval of a proposal to adjourn the Special Meeting to a later date or time, if necessary, to solicit additional proxies in favor of the proposals. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

**Important Notice Regarding the Availability of Proxy Materials for the Meeting:**
The Notice and Proxy Statement is available at www.proxyvote.com.

V88583-TBD

## IP STRATEGY HOLDINGS, INC.

### Proxy for the Special Meeting of Stockholders on April 10, 2026

### THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Justin B. Stiefel, Jennifer D.H. Stiefel, and Michael Carrosino, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IP Strategy Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held by live webcast on Friday, April 10, 2026 at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.**

**(Continued and to be signed and dated on the reverse side)**